Rule 424(b)(3)
                                            File Nos. 333-58125 and 333-58125-01


PRICING SUPPLEMENT NO. 22 DATED OCTOBER 15, 1998
(To Prospectus Dated July 16, 1998, as Supplemented July 21, 1998)

                     COUNTRYWIDE HOME LOANS, INC.
                      MEDIUM-TERM NOTES, SERIES G
              DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                PAYMENT OF PRINCIPAL, PREMIUM, IF ANY,
         AND INTEREST FULLY AND UNCONDITIONALLY GUARANTEED BY
                  COUNTRYWIDE CREDIT INDUSTRIES, INC.
                           FIXED RATE NOTES
                           ----------------


Trade Date:             October 15, 1998     Book Entry: |X|
Issue Price:            100%                 Certificated: |_|
Original Issue Date:    October 30, 1998     Principal Amount:    $  30,000,000
Stated Maturity Date:   October 30, 2018     Net Proceeds:        $  29,343,000
Interest Rate:          7.00%                Specified Currency:   U.S. Dollars

Exchange Rate Agent:    N/A

Agent:                  Countrywide Securities Corporation

Minimum Denomination:   $1,000
Interest Payment Dates: Monthly on the 30th of the month, commencing April 16,
                        1999; February payment date is the 28th of that month
Record Dates:           Monthly on the 15th of the month of the corresponding
                        Interest Payment Date

Redemption:                                 Repayment:

Check box opposite applicable paragraph:    Check box opposite applicable
                                              paragraph:
| | The Notes cannot be redeemed prior to   |X| The Notes cannot be repaid prior
  maturity.                                   to maturity.
|X| The Notes may be redeemed prior to      |_| The Notes may be repaid prior to
  maturity.                                   maturity.
Initial Redemption Date: October 30, 2001   Optional Repayment Dates:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction,
  if any:

Additional/Other Terms: The Notes may be redeemed at any time following the Initial Redemption Date upon 10 business days notice to the Holder.


                            --------------

     The Notes to which this Pricing Supplement relates will be unsecured and unsubordinated indebtedness of CHL and will rank equally with CHL's other unsecured and unsubordinated indebtedness. As of August 31, 1998, the Guarantor did not have any secured indebtedness outstanding and CHL had $77,323,000 aggregate principal amount of secured indebtedness outstanding.
As of that date, CHL had $7,704,397,000 aggregate principal amount of unsecured and unsubordinated indebtedness outstanding, which indebtedness ranked equally with CHL's other unsecured and unsubordinated indebtedness and will rank equally with the Notes to which this Pricing Supplement relates.

                                            Rule 424(b)(3)
                                            File Nos. 333-58125 and 333-58125-01


PRICING SUPPLEMENT NO. 23 DATED OCTOBER 16, 1998
(To Prospectus Dated July 16, 1998, as Supplemented July 21, 1998)

                     COUNTRYWIDE HOME LOANS, INC.
                      MEDIUM-TERM NOTES, SERIES G
              DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                PAYMENT OF PRINCIPAL, PREMIUM, IF ANY,
         AND INTEREST FULLY AND UNCONDITIONALLY GUARANTEED BY
                  COUNTRYWIDE CREDIT INDUSTRIES, INC.
                           FIXED RATE NOTES
                           ----------------


Trade Date:             October 16, 1998     Book Entry: |X|
Issue Price:            100%                 Certificated: |_|
Original Issue Date:    October 30, 1998     Principal Amount:    $  31,000,000
Stated Maturity Date:   October 30, 2018     Net Proceeds:        $  30,378,200
Interest Rate:          7.00%                Specified Currency:   U.S. Dollars

Exchange Rate Agent:    N/A

Agent:                  Countrywide Securities Corporation

Minimum Denomination:   $1,000
Interest Payment Dates: April 30 and October 30, commencing April 30, 1999
Record Dates:           April 15 and October 15

Redemption:                                 Repayment:

Check box opposite applicable paragraph:    Check box opposite applicable
                                              paragraph:
| | The Notes cannot be redeemed prior to   |X| The Notes cannot be repaid prior
  maturity.                                   to maturity.
|X| The Notes may be redeemed prior to      |_| The Notes may be repaid prior to
  maturity.                                   maturity.
Initial Redemption Date: October 30, 2001   Optional Repayment Dates:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction,
  if any:

Additional/Other Terms: The Notes may be redeemed at any time following the Initial Redemption Date upon 10 business days notice to the Holder.


                            --------------

     The Notes to which this Pricing Supplement relates will be unsecured and unsubordinated indebtedness of CHL and will rank equally with CHL's other unsecured and unsubordinated indebtedness. As of August 31, 1998, the Guarantor did not have any secured indebtedness outstanding and CHL had $77,323,000 aggregate principal amount of secured indebtedness outstanding.
As of that date, CHL had $7,704,397,000 aggregate principal amount of unsecured and unsubordinated indebtedness outstanding, which indebtedness ranked equally with CHL's other unsecured and unsubordinated indebtedness and will rank equally with the Notes to which this Pricing Supplement relates.

                                            Rule 424(b)(3)
                                            File Nos. 333-58125 and 333-58125-01


PRICING SUPPLEMENT NO. 24 DATED OCTOBER 22, 1998
(To Prospectus Dated July 16, 1998, as Supplemented July 21, 1998)

                     COUNTRYWIDE HOME LOANS, INC.
                      MEDIUM-TERM NOTES, SERIES G
              DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                PAYMENT OF PRINCIPAL, PREMIUM, IF ANY,
         AND INTEREST FULLY AND UNCONDITIONALLY GUARANTEED BY
                  COUNTRYWIDE CREDIT INDUSTRIES, INC.
                           FIXED RATE NOTES
                           ----------------


Trade Date:             October 22, 1998     Book Entry: |X|
Issue Price:            100%                 Certificated: |_|
Original Issue Date:    October 30, 1998     Principal Amount:    $  50,000,000
Stated Maturity Date:   October 30, 2018     Net Proceeds:        $  48,829,500
Interest Rate:          7.00%                Specified Currency:   U.S. Dollars

Exchange Rate Agent:    N/A

Agent:                  Countrywide Securities Corporation

Minimum Denomination:   $1,000
Interest Payment Dates: Monthly on the 30th of the month, commencing
                        November 30, 1998; February payment date is
                        the 28th of that month
Record Dates:           Monthly on the 15th of the month of the
                        corresponding Interest Payment Date

Redemption:                                 Repayment:

Check box opposite applicable paragraph:    Check box opposite applicable
                                              paragraph:
|_| The Notes cannot be redeemed prior to   |X| The Notes cannot be repaid prior
  maturity.                                   to maturity.
|X| The Notes may be redeemed prior to      |_| The Notes may be repaid prior to
  maturity.                                   maturity.
Initial Redemption Date: October 30, 2001   Optional Repayment Dates:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction,
  if any:

Additional/Other Terms: The Notes may be redeemed at any time following the Initial Redemption Date upon 10 business days notice to the Holder


                            --------------

     The Notes to which this Pricing Supplement relates will be unsecured and unsubordinated indebtedness of CHL and will rank equally with CHL's other unsecured and unsubordinated indebtedness. As of August 31, 1998, the Guarantor did not have any secured indebtedness outstanding and CHL had $77,323,000 aggregate principal amount of secured indebtedness outstanding.
As of that date, CHL had $7,704,397,000 aggregate principal amount of unsecured and unsubordinated indebtedness outstanding, which indebtedness ranked equally with CHL's other unsecured and unsubordinated indebtedness and will rank equally with the Notes to which this Pricing Supplement relates.

                                            Rule 424(b)(3)
                                            File Nos. 333-58125 and 333-58125-01

PRICING SUPPLEMENT NO. 25 DATED October 22, 1998
(To Prospectus Dated July 16, 1998, as Supplemented July 21, 1998)

                     COUNTRYWIDE HOME LOANS, INC.
                      MEDIUM-TERM NOTES, SERIES G
              DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                PAYMENT OF PRINCIPAL, PREMIUM, IF ANY,
         AND INTEREST FULLY AND UNCONDITIONALLY GUARANTEED BY
                  COUNTRYWIDE CREDIT INDUSTRIES, INC.
                          FLOATING RATE NOTES
                         -------------------

Trade Date:    October 22, 1998           Book Entry:    |X|
Issue Price:   100%                       Certificated:  |_|
Original Issue Date:   October 27, 1998   Principal Amount:    $ 50,000,000
Stated Maturity Date:  October 27, 1999   Net Proceeds:        $ 49,950,000
                                          Specified Currency:  U.S. Dollars

Base    |_| Commercial Paper Rate  |X| LIBOR                 |_| Certificate of
Rate(s):                               Telerate Page 3750          Deposit Rate
        |_| Treasury Rate          |_| Federal Funds Rate    |_| Prime Rate
        |_| CMT Rate               |_| Eleventh District     |_| Other
                                         Cost of Funds Rate

Exchange Rate Agent:    N/A

Minimum Denomination:  $100,000               Maximum Interest Rate:        N/A
Initial Interest Rate: 5.45922%               Minimum Interest Rate:        N/A
Interest Determination Dates: Two Business    Interest Factor Convention:   N/A
                              Days prior to   Index Maturity:      Three months
                              each Interest   Spread (plus or
                              Payment Date      minus):  Plus 25 basis points
Interest Reset Dates:  Same as Interest       Spread Multiplier:            N/A
                       Payment Dates          Fixed Rate Commencement
Interest Payment Dates: January 27, April       Date:                       N/A
                        27, July 27 and       Fixed Interest Rate:          N/A
                        October 27, 1999
Agent:   Chase Securities Inc.
Calculation Agent:      The Bank of New York

Redemption:                                  Repayment:

 Check box opposite applicable paragraph:    Check box opposite applicable
                                               paragraph:
 |X| The Notes cannot be redeemed prior to   |X| The Notes cannot be repaid
       maturity.                                   prior to maturity.
 |_| The Notes may be redeemed prior to      |_| The Notes may be repaid prior
       maturity.                                   to maturity.
 Initial Redemption Date:                    Optional Repayment Dates:
 Initial Redemption Percentage:
 Annual Redemption Percentage Reduction, if any:

Additional/Other Terms:       N/A

                         -------------------

     The Notes to which this Pricing Supplement relates will be unsecured and unsubordinated indebtedness of CHL and will rank equally with CHL's other unsecured and unsubordinated indebtedness. As of August 31, 1998, the Guarantor did not have any secured indebtedness outstanding and CHL had $77,323,000 aggregate principal amount of secured indebtedness outstanding. As of that date, CHL had $7,704,397,000 aggregate principal amount of unsecured and unsubordinated indebtedness outstanding, which indebtedness ranked equally with CHL's other unsecured and unsubordinated indebtedness and will rank equally with the Notes to which this Pricing Supplement relates.

                                            Rule 424(b)(3)
                                            File Nos. 333-58125 and 333-58125-01

PRICING SUPPLEMENT NO. 26 DATED October 23, 1998
(To Prospectus Dated July 16, 1998, as Supplemented July 21, 1998)

                     COUNTRYWIDE HOME LOANS, INC.
                      MEDIUM-TERM NOTES, SERIES G
              DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                PAYMENT OF PRINCIPAL, PREMIUM, IF ANY,
         AND INTEREST FULLY AND UNCONDITIONALLY GUARANTEED BY
                  COUNTRYWIDE CREDIT INDUSTRIES, INC.
                          FLOATING RATE NOTES
                         -------------------

Trade Date:    October 23, 1998            Book Entry:    |X|
Issue Price:   100%                       Certificated:  |_|
Original Issue Date:   October 27, 1998   Principal Amount:    $25,000,000
Stated Maturity Date:  October 27, 1999   Net Proceeds:        $24,975,000
                                          Specified Currency:  U.S. Dollars

Base    |_| Commercial Paper Rate  |X| LIBOR                 |_| Certificate of
Rate(s):                               Telerate Page 3750          Deposit Rate
        |_| Treasury Rate          |_| Federal Funds Rate    |_| Prime Rate
        |_| CMT Rate               |_| Eleventh District     |_| Other
                                         Cost of Funds Rate

Exchange Rate Agent:    N/A

Minimum Denomination:  $100,000               Maximum Interest Rate:        N/A
Initial Interest Rate: 5.45922%               Minimum Interest Rate:        N/A
Interest Determination Dates: Two Business    Interest Factor Convention:   N/A
                              Days prior to   Index Maturity:      Three months
                              each Interest   Spread (plus or
                              Payment Date      minus):  Plus 25 basis points
Interest Reset Dates:  Same as Interest       Spread Multiplier:            N/A
                       Payment Dates          Fixed Rate Commencement
Interest Payment Dates: January 27,           Date:                         N/A
                        April 27, July 27     Fixed Interest Rate:          N/A
                        and October 27, 1999
Agent:   Lehman Brothers Inc.
Calculation Agent:      The Bank of New York

Redemption:                                  Repayment:

 Check box opposite applicable paragraph:    Check box opposite applicable
                                               paragraph:
 |X| The Notes cannot be redeemed prior to   |X| The Notes cannot be repaid
       maturity.                                   prior to maturity.
 |_| The Notes may be redeemed prior to      |_| The Notes may be repaid prior
       maturity.                                   to maturity.
 Initial Redemption Date:                    Optional Repayment Dates:
 Initial Redemption Percentage:
 Annual Redemption Percentage Reduction, if any:

Additional/Other Terms:       N/A

                         -------------------

     The Notes to which this Pricing Supplement relates will be unsecured and unsubordinated indebtedness of CHL and will rank equally with CHL's other unsecured and unsubordinated indebtedness. As of August 31, 1998, the Guarantor did not have any secured indebtedness outstanding and CHL had $77,323,000 aggregate principal amount of secured indebtedness outstanding. As of that date, CHL had $7,704,397,000 aggregate principal amount of unsecured and unsubordinated indebtedness outstanding, which indebtedness ranked equally with CHL's other unsecured and unsubordinated indebtedness and will rank equally with the Notes to which this Pricing Supplement relates.